Exhibit 5.2

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

May 18, 2021

Naked Brand Group Limited

Unit 7, 35-39 William Street

Double Bay NSW 2028

Australia

Re:	Registration Statement

Ladies and Gentlemen:

We have acted as United States counsel for Naked Brand Group Limited, an Australian company limited by shares (“Company”), in connection with the preparation of the Registration Statement on Form F-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer, issuance and sale by the Company, from time to time, of (i) ordinary shares, no par value (“Ordinary Shares”), (iii) preference shares, no par value (“Preference Shares”), (iv) warrants (“Warrants”) to purchase Ordinary Shares, Preference Shares, or any other class of securities registered pursuant to the Registration Statement, (iv) senior and subordinated debt securities (“Debt Securities”), to be issued in one or more series under a senior indenture or subordinated indenture, each in the forms filed as exhibits to the Registration Statement, as the same may be supplemented or amended from time to time (each an “Indenture” and collectively the “Indentures”), and (v) units comprised of Ordinary Shares, Preference Shares, or any other class of securities registered pursuant to the Registration Statement in any combination (the “Units,” and together with the Ordinary Shares, Preference Shares, Warrants and Debt Securities, the “Shelf Securities”), to be offered on an immediate, continuous or delayed basis pursuant to provisions of Rule 415 under the Act.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In rendering the opinions set forth below, we have examined the Registration Statement and the exhibits thereto and such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus and prospectus supplement describing each class or series of Shelf Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) all Shelf Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939 and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) resolutions authorizing the Company to register, offer, sell and issue the Shelf Securities shall have been duly adopted and shall remain in full force and effect, (v) the number of ordinary shares and Preference Shares to be issued, together with all other ordinary shares that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Constitution, (vi) any Debt Securities and the Indentures (including any supplemental indentures), any Warrants and/or warrant agreements, as applicable, any Units and/or unit agreements, as applicable, and any definitive purchase, underwriting or similar agreements (collectively, the “Securities Agreements”) shall have been duly authorized, executed and delivered by the parties thereto; (vii) each of the Securities Agreements shall provide that New York law governs such agreement, (viii) the execution and delivery of the Securities Agreements and the issuance and sale of Shelf Securities, will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (ix) the interest rate, if applicable, on the Shelf Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law, (x) the trustee under the Indenture shall have been determined to be eligible and qualified under section 310(a) of the Trust Indenture Act of 1939, as amended, (xi) the Shelf Securities shall have been duly recorded, as applicable, and the certificates representing the Shelf Securities, if any, shall have been duly authorized, executed, attested, authenticated and/or countersigned, as applicable, and delivered, and (xii) the Company is, and shall remain, validly existing as a corporation in good standing (to the extent such concept exists) under the laws of Australia. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that:

1. When (A) the Indenture (including any supplemental indenture) relating to the Debt Securities in a particular series has been duly authorized, executed and delivered by the Company, (B) the Company’s board of directors has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, issued and delivered in accordance with the terms of the applicable Indenture (including any supplemental indenture) and the definitive purchase, underwriting or similar agreement against payment therefor, or upon exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exchange or conversion as approved by the Company’s board of directors, for the consideration approved by the Company’s board of directors, such Debt Securities will constitute binding obligations of the Company.

2. When (A) the warrant agreement, if any, relating to an issuance of Warrants has been duly authorized, executed and delivered by the Company, (B) the Company’s board of directors has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Warrants, the terms of the offering thereof and related matters, and (C) the Warrants have been duly executed, issued and delivered in accordance with the terms of the applicable warrant agreement, if any, and the definitive purchase, underwriting or similar agreement approved by the Company’s board of directors against payment of the consideration therefor as provided therein, such Warrants will constitute binding obligations of the Company.

3. When (A) the unit agreement, if any, relating to an issuance of Units has been duly authorized, executed and delivered by the Company, (B) the Company’s board of directors has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Units, the terms of the offering thereof and related matters, and (C) the Units have been duly executed, issued and delivered in accordance with the terms of the applicable unit agreement, if any, and the definitive purchase, underwriting or similar agreement approved by the Company’s board of directors against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Securities Agreements of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Securities Agreements of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Securities Agreement waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GRAUBARD MILLER